EXHIBIT 10.2
                              ACQUISITION AGREEMENT


     THIS ACQUISITION AGREEMENT ("Agreement") is made and entered into as of the 31st day of December, 2003, between InterContinental Life Corporation, a Delaware business corporation ("ILCO") and George M. Wise, III, an individual and a resident of the State of Texas ("BUYER").

                              W I T N E S S E T H:


     WHEREAS, ILCO owns all of the issued and outstanding shares of capital stock of Actuarial Risk Consultants, Inc. ("ARC"); and

     WHEREAS, ILCO deems it advisable and in the best interests of ILCO that BUYER acquire all the issued and outstanding capital stock of ARC, all on the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, ILCO and BUYER, in consideration of the agreements and conditions contained herein, hereby agree as follows:


                                    ARTICLE I
                                    PURCHASE

     1.01 Purchase of ARC Common Stock. Subject to the terms and conditions of this Agreement, and in reliance on the agreements of the parties contained herein, at the Closing (as hereinafter defined), ILCO agrees to sell, assign, transfer and deliver to BUYER, and BUYER agrees to purchase and acquire from ILCO, all of the issued and outstanding shares of ARC's common stock (the "Shares"), and upon completion of the Closing, BUYER shall own the Shares. The authorized capital stock of ARC consists of 1,000 shares of common stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding, and all of which are owned of record and beneficially by ILCO.

     1.02 Purchase Price. The Purchase Price is $10,000. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement and in consideration of the sale, assignment, transfer and delivery of the Shares, BUYER agrees to pay the Purchase Price to ILCO in connection with the purchase.

     1.03 Closing. (a) The closing of the sale and purchase of the Shares contemplated by this Agreement (the "Closing") shall take place at the offices of ILCO in Austin, Texas, at 10:00 a.m. local-time, on December 31, 2003, or such other date as ILCO and BUYER may mutually agree upon in writing (the "Closing Date").

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     (b) At the  Closing,  ILCO shall  deliver or cause to be delivered to BUYER
(i) stock certificates evidencing all Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, free of all encumbrances, other than restrictions imposed by the United States federal or state securities laws, (ii) a bill of sale (the "Bill of Sale") in the form of Exhibit 1.03 pursuant to which the tangible and intangible assets set forth on Exhibit A to the Bill of Sale owned, leased, licensed or otherwise held by ILCO are assigned to ARC, free and clear of all Encumbrances, except for Permitted Encumbrances and the Encumbrances disclosed on Exhibit A to the Bill of Sale; and (iii) such other documents required to be delivered by ILCO to BUYER at or prior to the Closing Date in connection with the transactions contemplated hereby. As used herein, "Permitted Encumbrances" means (a) Encumbrances for taxes and other governmental charges and assessments which are not yet due and payable, (b)
Encumbrances of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like Encumbrances arising in the ordinary course of business for sums not yet due and payable and (c) other Encumbrances or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Encumbrance or imperfection.

     (c) At the Closing, BUYER shall pay the Purchase Price by certified check payable to ILCO.


                                   ARTICLE II

                            AGREEMENTS OF THE PARTIES


     2.01 No Representations or Warranties. Neither ILCO nor ARC makes any representations or warranties to BUYER with respect to ARC or the Shares being purchased by BUYER pursuant to this Agreement.

     2.02 Acknowledgments of BUYER. BUYER acknowledges that:

          (i) BUYER is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by this Agreement, is able to evaluate the risks and merits of an investment in the Shares and is financially able to bear the risks thereof;

          (ii) The offering of the Shares to BUYER was made only through direct, personal communication between the parties and not through any public solicitation or advertising;

          (iii) The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities or "blue sky" laws of any state or other domestic or foreign jurisdiction; the Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement thereunder or an applicable exemption therefrom; (iii) the certificates evidencing the Shares shall contain a legend or legends indicating applicable transfer restrictions;

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     (iv) Buyer is  acquiring  the Shares  for  investment,  and not with a view towards their public offering or distribution. Buyer understands that it must bear the economic risk of such investment indefinitely unless the Shares are
registered   pursuant  to  the  Securities   Act,  or  an  exemption  from  such
registration is available, and that Seller is not aware of any present intentions of the Companies to register the Shares. Buyer further understands that there is no assurance that an exemption from the Securities Act will be available or, if available, that such exemption will allow the Buyer to dispose of or otherwise transfer any or all of the Shares under the circumstances, in the amounts or at the times the Buyer might propose.

     2.03 Intercompany Liabilities.

     As of the date of this Agreement, the amount of intercompany liabilities of ARC to Investors Life Insurance Company of North America ("Investors-NA"), an affiliate of ILCO, are $97,981.43. Immediately prior to the Closing Date, ILCO will cause ARC to pay to Investors-NA the amount of such intercompany liabilities then outstanding.

     2.04 Employee Benefit Plans.

     (a) Exhibit 2.04 lists of all Benefit Plans sponsored by ILCO which currently cover any employees of ARC. For purposes of this Agreement, "Benefit Plan" means any pension, profit- sharing, deferred compensation, retirement, medical, insurance or other plan or arrangement providing benefits to any Employee, including without limitation any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     (b) ARC does not independently maintain any Benefit Plan. The employees of ARC participate only in Benefit Plans sponsored by ILCO.

     ( c ) As of the Closing Date, the participation by employees of ARC in each such Benefit Plan shall terminate. ILCO shall cause employees of ARC to receive such notices as may be required under COBRA rules and regulations.

     2.05 Insurance. ARC participates as an additional insured in certain liability, property, workers' compensation, conduct of business, malpractice and other similar insurance maintained by ILCO. As of the Closing Date, ILCO will cause ARC's participation under such insurance coverage to terminate.

     2.06 Lease. ARC is a party to a lease agreement dated February 10, 2003,as amended as of June 1, 2003, between ARC and Investors Life Insurance Company of North America, a subsidiary of ILCO, pertaining to space in Building II located at 6500 River Place Blvd., Austin, Texas the "Lease Agreement"). At the Closing the Lease Agreement will be cancelled, effective as of March 31, 2004. In consideration of the ILCO's consent to the continuation of the Lease Agreement beyond the Closing, BUYER agrees to pay, or cause the payment of, the payment obligations of ARC under the Lease Agreement, for the period from the Closing Date to March 31, 2004.

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     2.07 Facilities. For the period beginning on the Closing Date and ending on
March 31, 2004, BUYER will be permitted to continue to occupy the space which is leased to ARC pursuant to the Lease Agreement described in Section 2.06, hereof. As of the Closing Date, all written and other arrangements between or among ARC, on the one hand, and ILCO or any affiliate of ILCO on the other hand, under which ILCO, or any of its affiliates, provided any services or facilities to ARC prior to the Closing Date (other than those services or facilities provided in accordance with the Lease Agreement described in Section 2.06 hereof) or which ARC provided any services or facilities to the Seller or any of its affiliates prior to the Closing Date, will terminate.

     2.8 Data Processing Transition. For a transition period of thirty (30) days following the Closing Date, ILCO will assist BUYER in obtaining a copy of data pertaining to the business and operations of ARC which is stored on hardware or network equipment owned by ILCO or its affiliates, it being understood by the parties that such hardware or network equipment are not included in the equipment to be transferred to BUYER pursuant to this Agreement.

     2. 9 Tax Matters.

     (a) ILCO shall prepare and file (or cause to be prepared and filed) all returns of and forms required to be filed with respect to ARC for any taxable period ending on or before the Closing Date and shall pay all Taxes related thereto. BUYER shall prepare and file (or cause to be prepared and filed) all returns and forms required to be filed with respect to ARC for any taxable period ending after the Closing Date, and pay (or cause to be paid) all Taxes which accrue with respect to ARC for any taxable period ending after the Closing Date.

     (b) ILCO shall pay and shall indemnify and hold harmless BUYER against any and all Taxes of or payable by ARC attributable to operations, acts or omissions of ARC prior to the Closing Date.

     ( c ) BUYER shall pay and shall indemnify and hold harmless ILCO against any and all Taxes of or payable by ARC attributable to operations, acts or omissions of BUYER or ARC on and after the Closing Date.

     (d) ILCO shall be entitled to receive all refunds of federal income taxes of ARC (and any interest thereon) with respect to all periods through the Closing Date (the "Pre-Closing Period"), unless any such refunds are carried as an asset by ARC on the Closing Date, and all refunds of state or local income or franchise taxes of ARC (and any interest thereon) with respect to periods ending on or prior to the Closing Date. BUYER shall pay to ILCO within five business days after receipt thereof any such refunds received by BUYER.

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     (e) BUYER shall be entitled to all refunds of federal  income  taxes of ARC with respect to all periods ending after the Closing Date (the "Post-Closing Period") (and any interest thereon), and all refunds of state or local income or franchise taxes of ARC with respect to periods ending after the Closing Date (and any interest thereon). ILCO shall pay to BUYER within five business days after receipt thereof any such refunds received by ILCO. BUYER shall be solely responsible for and shall indemnify and hold ILCO harmless with respect to all other Taxes imposed by any taxing authority with respect to ARC or its business for the Post- Closing Period.

     (f) As used herein, the term "Taxes" means all federal, state, county, local or other taxes, charges, levies or other assessments of any kind whatsoever, including without limitation, (a) income, accumulated earnings, franchise, excise, sales, use, gross receipts, ad valorem, profits, real or personal property, capital stock, license, payroll, withholding, employment, workers' compensation, social security, transfers and gains taxes, and (b) interest, penalties, additions to tax and any similar impositions with respect thereto.

     2.10 Indemnification.

     (a) BUYER agrees to indemnify ILCO and its officers, directors, agents and affiliates in respect of, and hold each of them harmless from and against, any and all Damages incurred by ILCO and its officers, directors, agents and affiliates as a result of the negligence or misconduct of BUYER in the conduct of the operations of the COMPANY after the Closing.

     (b) ILCO agrees to indemnify BUYER in respect of, and hold BUYER harmless from and against, any and all Damages incurred by BUYER as a result of the negligence or misconduct of ILCO or its affiliates in the conduct of the operations of ARC prior to the Closing.

     ( c ) All claims by any party seeking indemnification for Damages under this Agreement (" Indemnified Party") will be asserted as to the party from which indemnity is sought hereunder ("Indemnifying Party") and resolved as follows:

          (1) In the event any claim or demand for which an Indemnifying Party would be liable for Damages to an Indemnified Party under this Agreement is asserted against or sought to be collected from such Indemnified Party by a person other than ILCO, BUYER or any of their affiliates ("Third Party Claim"), the Indemnified Party shall deliver a notice of claim ("Claim Notice") within 30 days to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable but not in any event more than 30 calendar days of receipt of the Claim Notice ("Notice Period") whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

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               (A) If the  Indemnifying  Party  notifies the  Indemnified  Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Agreement, then theIndemnifying Party will have the right to defend, at its sole cost and expense, such Third Party Claim by all
          appropriate   proceedings,   which   proceedings  will  be  diligently
          prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will not be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-compliant against any person (other than the Indemnified Party or any of its affiliates). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying
          Party,  and  except  as  provided  in  the  preceding  sentence,   the
          Indemnified Party will bear its own costs and expenses with respect to such participation.

               (B) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party, or if the Indemnifying Party gives such notice but fails to prosecute diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Notice Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in questions, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnifying Party of any of its affiliates). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party, and the Indemnifying Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing provisions, if the Indemnifying Party has notified the Indemnified Party with reasonable promptness that the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all costs and expenses incurred by the Indemnifying Party in connection with such litigation.

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          (2) In the event any Indemnified Party should have a claim against any
     Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party shall deliver notice within 30 days to the Indemnifying Party. The failure by any Indemnified Party to give such notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby.

     2.11 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, upon notice by the terminating party to the other party:

     (a) At any time before the Closing, by mutual written agreement of all parties hereto;

     (b) At any time after February 15, 2004, by ILCO if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement by ILCO ; or

     (c) At any time after February 15, 2004, by BUYER if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement by BUYER

     2.12 Effect of Termination. If this Agreement is validly terminated pursuant to Section 2.11, this Agreement will forthwith become null and void, and there will be no liability on the part of any party hereto (or any of their respective officers, directors, employees, agents, consultants, or other representatives).

     2.13 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given by confirmed telecopy or registered mail addressed:

     (a)  If to BUYER:

          George Wise,
          3001 Huron Club Court
          Austin, Texas 7873

     (b)  If to ILCO:

          Theodore A. Fleron, General Counsel
          Financial Industries Corporation
          6500 River Place Blvd.,
          Austin, Texas 78730

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All notices and other communications  required or permitted under this Agreement that are addressed as provided in this Section 2.13 will (1) if delivered personally, be deemed given upon delivery, (2) if delivered by facsimile transmissions, be deemed given when sent and confirmation or receipt is received, and (3) if delivered by mail in the manner described above, be deemed given on the third business day after the deposit in a regular depositary of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving notice to the other parties hereto specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     2.14 Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses, including without limitation, legal and accounting fees and expenses, incident to its negotiation and preparation of this Agreement and to its performance and compliance with the provisions contained herein.

     2.15 Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     2.16 No Third-Party Beneficiaries. Nothing in this Agreement or in any agreement attached hereto as an exhibit is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any agreement attached hereto as an exhibit or any provision contained herein or therein.

     2.17 Entire Agreement. This Agreement, together with the contracts executed and delivered pursuant hereto, supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement, including documents, certificates and contracts executed and delivered pursuant hereto, contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     2.18 Public Announcements. At all times at or before the Closing, the parties will consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby If either party is unable to obtain the consent of the other party of its public report, statement, or release and such report, statement, or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or release and promptly furnish the other party with a copy thereof.

     2.19 Further Assurances; Cooperation. Each party hereto agrees that, from time to time after the Closing, upon the reasonable request of any other party, it will cooperate and will cause its respective affiliates to cooperate to effect the orderly transition of the businesses, operations and affairs of ARC from ownership and control by ILCO to BUYER. Without limiting the generality of the foregoing, (a) ILCO will give and will cause its affiliates to give BUYER reasonable access to all books and records reasonably requested by BUYER in the preparation of any post-Closing financial statements, reports, or tax returns of ARC; and (b) BUYER will give representatives of ILCO and its affiliates reasonable access to all books and records of ARC reasonably requested by ILCO or its affiliates in the preparation of any post-Closing financial statements, reports, or tax returns of ARC.

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     2.20 Waiver.  Any term or condition of this  Agreement may be waived at any time by the party that is entitled to the benefit thereof. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such terms or conditions.

     2.21 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     2.22 Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assignees.

     2.23 No Assignment. This Agreement or any right or obligation hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void.

     2.24 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; ( c ) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     2.25 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     2.26 Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

     2.27 Brokers. The parties mutually agree that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the parties without the assistance of a broker. BUYER represents and agrees that no claim by any person for a finder's fee, brokerage commission or similar payment may arise.

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


IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

InterContinental Life Corporation

By:    /s/ Theodore A. Fleron
    ____________________________________

Name:    Theodore A. Fleron
Title: Vice President and Secretary


Buyer
           /s/ George Wise
    _____________________________________

                                  Exhibit 1.03

                      BILL OF SALE AND ASSIGNMENT AGREEMENT

     This BILL OF SALE AND ASSIGNMENT AGREEMENT (this "Agreement"), is entered into as of December 30, 2003, by and between InterContinental Life Corporation, a Texas corporation ("ILCO"), Actuarial Risk Consultants, Inc. ("ARC"), a Nevada corporation, and George Wise, an individual resident of the state of Texas ("Wise").

                              W I T N E S S E T H:

     WHEREAS, to induce George Wise to enter into a stock purchase agreement pursuant to which ILCO will sell, and George Wise will purchase, all of the shares of capital stock of ARC, and ILCO desires to enter into this Agreement to convey to ARC certain assets of ILCO currently located at 6500 River Place Blvd., Austin, Texas 78730;

     NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.  Definitions.

     "Encumbrance" shall mean any security interest, pledge, mortgage, lien (including tax liens), charge, encumbrance, easement, adverse claim, adverse preferential arrangement, restriction or defect in title.

     "Licensed Assets" shall mean the assets identified on Exhibit A, hereto, as "licensed assets", which contain software that is licensed to Financial Industries Corporation ("FIC") under an enterprise license.

     "Permitted Encumbrances" shall mean (a) Encumbrances for taxes and other governmental charges and assessments which are not yet due and payable, (b)
Encumbrances of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like Encumbrances arising in the ordinary course of business for sums not yet due and payable and (c) other Encumbrances or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Encumbrance or imperfection.

     SECTION 2. Assignment. ILCO does hereby convey, transfer and assign, to ARC all right, title and interest in and to the assets listed on Exhibit A hereto free and clear of all Encumbrances, except for Permitted Encumbrances, and excluding those assets which are identified on Exhibit A as Licensed Assets.

     SECTION 3. Convent to Assign. ILCO shall convey, transfer and assign to ARC all right, title and interest in and to each Licensed Asset upon the receipt by ILCO on or prior to February 15, 2004 of a certificate executed by an authorized officer of ARC certifying that such Licensed Asset no longer contains software that is licensed to FIC under an enterprise license, together with evidence reasonably satisfactory to ILCO of the removal of such software. Any Licensed Asset that contains software that is licensed to FIC under an enterprise license on February 15, 2004 shall be promptly delivered to FIC at the sole expense of ARC.

     SECTION 4. Disclaimer of Warranty. EXCEPT AS IS EXPRESSLY SET FORTH HEREIN, ILCO MAKES NO REPRESENTATION OR WARRANTY AS TO ANY MATTER, EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTY AGAINST INFRINGEMENT OR ANY OTHER WARRANTY AS TO THE CONDITION OR OPERATION OF ANY OF THE ASSETS.

     SECTION 5. Further Assurances. ILCO hereby agrees that it and its successors shall execute, deliver, acknowledge, file and record, or cause to be executed, delivered, acknowledged, filed and recorded, any and all such further bills of sale, deeds, general conveyances, endorsements, assignments, confirmations and other good and sufficient instruments of conveyance, transfer and assignment as ARC or its successors or assigns shall reasonably request in order to complete, insure and perfect the conveyance, transfer and assignment of any Assets hereby conveyed, transferred and assigned.

     SECTION 6. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof, except to the extent that mandatory principles of conflicts of law require the application of the laws of another jurisdiction wherein any of the properties, assets and interests hereby conveyed, transferred, assigned and contributed or intended so to be are located to determine the validity or effect of the conveyance, transfer, assignment and contribution thereof.

     SECTION 8. Severability. In the event any provision contained herein shall be held to be invalid, illegal or unenforceable for any reason, the invalidity, illegality or unenforceability thereof shall not affect any other provision hereof, and, to the extent permitted by law, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     SECTION 9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

AREA                    ITEM                            ITEM NUMBER     NUMBER

Reception               63x30 desk cherry               3/160/76LR         2
                        30" Cnr Desk Cherry             3/76/76            1
                        Corner Sleeve-metal             DE 200             1

                        63" Hutch Low Curved Cherry     H/108/40C          1
                        Mobile Ped, Box/Box/File
                        Central Lock Cherry             3/50/50/3          1
                        Mobius Mid Back Chair Grade
                        M2/Solo Currant                 4704               1
                        Occasional Table-Cylinder 21"
                        Round x 20" High Cherry
                        Laminate                        OP-C2120           1
                        Pennant Guest Chair             62x-Guxx           2
                        Table                                              1
                        Highback Leather Chair          9039GH706          1

Common Area             Bookcases 35.5" x 79" four
                        Adjustable Shelves              B/90/200/35        3
                        42" Round Table and 18" Base    3/105/00MT;81222   1

Conference Room         86.5" Top Conference, Cherry;
                        Laminate Cylinder Base 18"      3/220/120MT; 81222 1
                        Midback off/Conf Chair          9139GL             6
                        Desk High Bookcase              B/80/72/35         1

File Room               Laminate Door Cabinet           400E-2436B         1
                        HON File Cabinets               784L               9
                        Typing Stand                    FW-42              1
                        Supply Cabinet                                     1

Cory's Office           71" x 45" Curved Desk Full Mod
                        w/two Wire Ports                3/180/113          1
                        71" Credenza                    3/180/50/6         1
                        Guest Chair                     KL-2503            2
                        Highback Leather Chair          9067ZH             1
                        Mobile Ped, Box/Box/File
                        Central Lock Cherry             3/50/50/3          1
                        Desk High Bookcase              B/80/72/35         1

Larry's Office          71" x 34" Desk Frame            3/180/86           1
                        Corner Sleeve-Metal             DE 200             1

AREA                    ITEM                            ITEM NUMBER     NUMBER

Continuation of
Larry's Office          Mobile Ped, Box/Box/File
                        Central Lock Cherry             3/50/50/3          1
                        Guest Chair                     KL-2503            1
                        Desk High Bookcase              B/80/72/35         1
                        Highback Leather Chair          9039GH             1

Kent's Office           71" x 34" Desk Frame            8582;8084          1
                        Mobile Ped, Box/Box/File
                        Central Lock Cherry             3/50/50/3          1
                        Guest Chair                     KL-2503            1
                        Desk High Bookcase              B/80/72/35         1
                        Highback Leather Chair          9039GH             1

Alisa's Office          71" x 34" Desk Frame            3/180/86           1
                        Corner Sleeve-Metal             DE 200             1
                        Mobile Ped, Box/Box/File
                        Central Lock Cherry             3/50/50/3          1
                        Guest Chair                     KL-2503            1
                        Desk High Bookcase              B/80/72/35         1
                        Highback Leather Chair          9039GH             1

Joyce's Office          71" x 34" Desk Frame            3/180/86           1
                        Corner Sleeve-Metal             DE 200             1
                        Mobile Ped, Box/Box/File
                        Central Lock Cherry             3/50/50/3          1
                        Guest Chair                     KL-2503            1
                        Desk High Bookcase              B/80/72/35         1
                        Highback Leather Chair          9039GH             1
                        Table                           3/90/61T           1

Extra Office            71" Curved Desk                 3/180/113          1
                        71" Credenza                    3/180/50/6         1
                        Guest Chair                     KL-2503            1
                        Highback Leather Chair          9067ZH             1
                        Mobile Ped, Box/Box/File
                        Central Lock Cherry             3/50/50/3          1
                        Desk High Bookcase              B/80/72/35         1

Office Cube             Boise Workspace Cub                                1
                        Highback Leather Chair          9039GH             1
                        Guest Chair                                        1

PRODUCT                                 SERIAL NUMBER           MODEL NUMBER    ASSIGNED TO     LICENSED ASSET?

18" LCD Flat Panel Display              MUL8007A0041850         FPD1830         Alisa
Gateway DS 600 XL (YG2)                 29303947                600YG2          Alisa           Yes
Gateway Keyboard-GW 104+PS2             b283595                 sk-9921         Alisa
GW Logitech USB Optical Mouse           L2B24415217                             Alisa
Docking Station                         D7002480194             PRSHR           Alisa
Gateway 300SPlus PC                     MUL7003D0032720         FPD1730         April           Yes
Gateway E Series                        31535639                E Series        April           Yes
Microsoft Natural Keyboard              2100900344B             KB-7903         April
HighMark Mouse                          CB2CO1205331                            April
HP Deskjet 990cxi                       MY274110HK              990cxi          April
Speakers                                                        CA-2022R        April
18" LCD Flat Panel Display              QS7330900563            FPD1730         Cory
Gateway 200XL                           31539562                                Cory            Yes
GW Logitech USB Optical Mouse           L2B24414997                             Cory
HP Deskjet                              MY39B1N1JF              5850            Cory
ipaq pocket pc                          5Y2CKWG1V5MO            h5455           Cory            Yes
Wireless Card Slot                      7Z29JJP5Y098                            Cory
Ipaq Charger Adapter                                                            Cory
Auto Adapter Kit                                                                Cory
HP Laser Jet 4100 MFP series            USRGY10998              C9148A          File Room
HP Deskjet                              MY39P1N146              5850            File Room
Refrigerator                            K2002600169             HSEWNAP         File Room
18" LCD Flat Panel Display              MUL8007B0002463         FPD1830         Joyce
Miscrosoft Natural Keyboard             71305 545 43155600204                   Joyce
Brother Typewriter                                                              April
Brother Printer                         U60563B3J212902         HL-5040         Joyce
18" LCD Flat Panel Display              MUL8007A0042618         FPD1830         Kent
Gateway DS 600 XL (YG2)                 29303945                600YG2          Kent            Yes
Gateway Keyboard-GW 104+PS2             B321373                 SK-9921         Kent
Docking Station                         ???                     PRSHR           Kent
GW Logitech USB Optical Mouse           LZB24414997                             Kent
18" LCD Flat Panel Display              MUL8007B002278          FPD1830         Larry
Gateway DS 600 XL (YG2)                 29303946                600YG2          Larry           Yes
Gateway Keyboard-GW 104+PS2             B283593                 sk-9921         Larry
GW Logitech USB Optical Mouse           LZB24415297                             Larry
Docking Station                                                 PRSHR           Larry
Compaq Computer                         9X2BKQDZ5034            CPQ EVO N1000C  George          Yes
Gateway Keyboard-GW 104+PS2             B263543                 sk-9920
Gateway Keyboard-GW 104+PS2             CO17353                 sk-9921
Gateway Mouse                           HCA24210776
Airline Adapter (3)                                                             AJ/KH/LS
Warranty (3)                                                                    AJ/KH/LS
Carrying Cases (3)                                                              AJ/KH/LS
Projector Best Buy                                                              Conf Room
Data Line to B1

PRODUCT                                 MODEL NUMBER            ASSIGNED TO

Lucent A2011-2 BLK                      400112884               Cory
TMX-1105Blk                             400107918               Extra Office
A2011 Black                             400112884               Larry
TMX-1105Blk                             400107918               Empty (Front)
SBC-4000 Multi-Line phone               400119491               April
A2011 Black                             400112884               Alisa
TMX-1105Blk                             400107918               Empty (Cube)
A2011 Black                             400112884               Joyce
Polycom Sound Station (Intercom phone)  S/N 12731920            Conference
TMX-2105Blk                             400107868               File Room
Cell Phone                              SCP-5300                George Wise
Cell Phone                              SCP-5300                Cory Zass

                                        InterContinental Life Corporation


                                        By:


                                        Name:__________________________________

                                        Title:_________________________________




                                        Actuarial Risk Consultants, Inc.


                                        By:


                                        Name:__________________________________

                                        Title:_________________________________



                                        George Wise

                                  Exhibit 2.04

     1.   InterContinental  Life  Corporation  Employees  Savings and Investment
          Plan

     2.   InterContinental Life Corporation Employees Retirement Plan

     3.   InterContinental Life Corporation Medical Insurance Plan

     4.   InterContinental Life Corporation Dental Insurance Plan

     5.   InterContinental Life Corporation Group Life Insurance Plan

     6.   InterContinental Life Corporation Long Term Disability Plan

     7.   InterContinental Life Corporation Section 125 Plan

     8.   InterContinental Life Corporation Tuition Reimbursement Plan